Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

July 2009 Performance Update

The Frontier Fund Supplement Dated August 11, 2009 to Prospectus Dated May 26, 2009

The Frontier Fund Class 1 Original

T H E     F RO N T I E R     F U N D ’ S     G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

July performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	July 31, 2009	July 31, 2009	NAV / Unit
	MTD	YTD
Balanced Series-1	-1.04%	-4.29%	$119.80
Balanced Series-1a	-1.09%	-4.58%	$106.96
Campbell/Graham/Tiverton Series-1	0.32%	-7.41%	$102.35
Currency Series-1	-3.40%	-11.84%	$84.80
Long/Short Commodity Series-1	0.44%	9.24%	$109.66
Winton/Graham Series-1	-0.16%	-8.52%	$106.28
Winton Series-1	-2.01%	-11.75%	$115.08
Long Only Commodity Series-1	2.14%	9.14%	$76.73
Managed Futures Index Series-1	-0.45%	-9.01%	$120.26

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of July 31, 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$23,542,218.63
Unrealized trading gain/(loss)			(25,161,392.60)
Less: commissions			(188,015.33)
Less: FCM fees			(94,258.14)
Foreign currency gain/(loss)			(16,954.12)
Interest income			65,546.80

Total Income			(1,852,854.76)

EXPENSES

Management fees			14,813.87
Incentive fees			550,219.82
Broker service fees			767,534.18

Total Expenses			1,332,567.87

Net Income (Loss)			$(3,185,422.63)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,524,785.21176	$305,647,375.92	121.06
Current month additions	544.33469	65,200.30
Current month redemptions	(22,114.22644)	(2,650,867.33)
Net Income (loss) for current month		(3,185,422.63)

Net Asset Value, end of current month	2,503,215.32001	$299,876,286.26	119.80

	Monthly rate of return		-1.04%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$810,531.11
Unrealized trading gain/(loss)			(866,710.85)
Less: commissions			(6,487.00)
Less: FCM fees			(3,252.77)
Foreign currency gain/(loss)			(592.11)
Interest income			12,308.08

Total Income			(54,203.54)

EXPENSES

Trading Fee			13,604.72
Management fees			1,664.40
Incentive fees			18,962.03
Broker service fees			26,490.22

Total Expenses			60,721.37

Net Income (Loss)			$(114,924.91)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	97,328.86845	$10,524,678.95	108.14
Current month additions	13.46521	1,440.31
Current month redemptions	(625.00033)	(66,415.36)
Net Income (loss) for current month		(114,924.91)

Net Asset Value, end of current month	96,717.33333	$10,344,778.99	106.96

	Monthly rate of return		-1.09%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(68,540.31)
Unrealized trading gain/(loss)			684,328.56
Less: commissions			(29,680.87)
Less: FCM fees			(29,831.62)
Foreign currency gain/(loss)			(2,835.27)
Interest income			20,387.14

Total Income			573,827.63

EXPENSES

Management fees			171,505.61
Incentive fees			—
Broker service fees			180,663.23

Total Expenses			352,168.84

Net Income (Loss)			$221,658.79

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	704,844.68289	$71,912,368.85	102.03
Current month additions	106.73218	10,761.23
Current month redemptions	(8,403.12583)	(850,553.97)
Net Income (loss) for current month		221,658.79

Net Asset Value, end of current month	696,548.28924	$71,294,234.90	102.35

	Monthly rate of return		0.32%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(14,783.78)
Unrealized trading gain/(loss)			(297,252.16)
Less: FCM fees			(4,116.25)
Interest income			2,888.36

Total Income			(313,263.83)

EXPENSES

Management fees			4,997.05
Incentive fees			832.96
Broker service fees			25,520.77

Total Expenses			31,350.78

Net Income (Loss)			$(344,614.61)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	115,939.88193	$10,176,827.28	87.78
Current month additions	80.35255	6,993.64
Current month redemptions	(568.24457)	(49,319.37)
Net Income (loss) for current month		(344,614.61)

Net Asset Value, end of current month	115,451.98991	$9,789,886.94	84.80

	Monthly rate of return		-3.40%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$4,921,221.23
Unrealized trading gain/(loss)			(4,286,049.38)
Less: commissions			(38,466.83)
Less: FCM fees			(19,752.15)
Foreign currency gain/(loss)			151.80
Interest income			72,455.75

Total Income			649,560.42

EXPENSES

Management fees			184,038.21
Incentive fees			140,808.00
Broker service fees			119,812.71

Total Expenses			444,658.92

Net Income (Loss)			$204,901.50

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	438,593.39265	$47,885,663.58	109.18
Current month additions	110.03574	11,730.54
Current month redemptions	(2,837.87536)	(304,594.84)
Net Income (loss) for current month		204,901.50

Net Asset Value, end of current month	435,865.55303	$47,797,700.78	109.66

	Monthly rate of return		0.44%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(647,211.09)
Unrealized trading gain/(loss)			835,459.78
Less: commissions			(24,587.32)
Less: FCM fees			(20,326.07)
Foreign currency gain/(loss)			(1,980.67)
Interest income			15,181.31

Total Income			156,535.94

EXPENSES

Management fees			114,420.14
Incentive fees			—
Broker service fees			122,661.16

Total Expenses			237,081.30

Net Income (Loss)			$(80,545.36)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	460,734.92912	$49,044,395.28	106.45
Current month additions	123.45826	12,875.96
Current month redemptions	(3,451.46630)	(363,184.18)
Net Income (loss) for current month		(80,545.36)

Net Asset Value, end of current month	457,406.92108	$48,613,541.70	106.28

	Monthly rate of return		-0.16%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,196,455.79)
Unrealized trading gain/(loss)			374,553.17
Less: commissions			(3,176.67)
Less: FCM fees			(21,721.24)
Foreign currency gain/(loss)			2,118.09
Interest income			15,046.82

Total Income			(829,635.62)

EXPENSES

Management fees			88,773.92
Incentive fees			—
Broker service fees			132,024.84

Total Expenses			220,798.76

Net Income (Loss)			$(1,050,434.38)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	448,019.36728	$52,614,063.59	117.44
Current month additions	202.61969	23,495.03
Current month redemptions	(3,926.45718)	(458,039.53)
Net Income (loss) for current month		(1,050,434.38)

Net Asset Value, end of current month	444,295.52979	$51,129,084.71	115.08

	Monthly rate of return		-2.01%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$79,399.90
Unrealized trading gain/(loss)			(10.95)
Less: commissions			—
Less: FCM fees			(1,446.28)
Foreign currency gain/(loss)			—
Interest income			5,326.70

Total Income			83,269.37

EXPENSES

Management fees			3,642.97
Incentive fees			—
Broker service fees			5,893.51

Total Expenses			9,536.48

Net Income (Loss)			$73,732.89

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	47,828.25851	$3,593,194.86	75.13
Current month additions	1.02101	72.72
Current month redemptions	(1,390.40471)	(103,595.48)
Net Income (loss) for current month		73,732.89

Net Asset Value, end of current month	46,438.87481	$3,563,404.99	76.73

	Monthly rate of return		2.14%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(50,278.06)
Unrealized trading gain/(loss)			45,475.28
Less: commissions			(456.57)
Less: FCM fees			(906.14)
Foreign currency gain/(loss)			315.66
Interest income			3,266.41

Total Income			(2,583.42)

EXPENSES

Management fees			3,641.20
Incentive fees			—
Broker service fees			3,647.04

Total Expenses			7,288.24

Net Income (Loss)			$(9,871.66)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	17,980.79135	$2,172,284.18	120.81
Current month additions	—	—
Current month redemptions	(93.74299)	(11,268.08)
Net Income (loss) for current month		(9,871.66)

Net Asset Value, end of current month	17,887.04836	$2,151,144.44	120.26

	Monthly rate of return		-0.45%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 1